EXHIBIT 23.2



CONSENT OF PRICE WATERHOUSE LLP




We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231,
33-45233,  33-56952,  33-58708, 33-72158, 33-55265 (Post-Effective Amendment No.
1),  33-60379,  33-63547,  333-11639 and  333-15923) of 3Com  Corporation of our
report dated February 7, 1995 relating to the financial statements of Chipcom Corporation and of our report on the Financial Statement Schedule, which reports are included as exhibits to this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP

Boston, Massachusetts
August 22, 1997